UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2005
Carriage Services, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11961 Commission File Number	76-0423828 (I.R.S. Employer Identification No.)

1900 St. James Place, 4th Floor Houston, Texas (Address of principal executive offices)		77056 (Zip Code)
Registrant’s telephone number, including area code: (713) 332-8400
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.
On August 31, 2005, Carriage Services, Inc. (“Carriage”) entered into a First Amendment (“First Amendment”) to its Credit Agreement dated April 27, 2005 with its lenders, Bank of America, N.A. (“BofA”) and Wells Fargo Bank, N.A. (“Wells Fargo”), BofA as its administrative agent, swing line lender, and L/C issuer, and Wells Fargo as its syndication agent. The purpose of this First Amendment was to adjust certain financial covenants to take into account the anticipated future impact on net earnings arising from the recently announced change in accounting method for preneed selling costs. The First Amendment also contains certain changes in the commitment fees payable to BofA and Wells Fargo on the unused portion during the life of the Credit Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
Date: September 1, 2005	By:	/s/ Joseph Saporito
Joseph Saporito
Executive Vice President and Chief Financial Officer